PRICING SUPPLEMENT NO. 119 (revised)                           Rule 424 (b)(3)
DATED: June 17, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes      Book Entry Notes
$40,000,000                     [x]                      [x]

Original Issue Date:            Fixed Rate Notes         Certificated Notes
June 22, 1998                   []                       [_]


Maturity Date:                  CUSIP#: 073928 DF 7
June 22, 2000

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                            Optional            Optional
                     Redemption             Repayment           Repayment
Redeemable On        Price(s)               Date(s)             Price(s)
-------------        -----------            ----------          ----------

N/A                  N/A                    N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Date:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[x]         Federal Funds Rate             Interest Reset Date(s): Daily

[_]         Treasury Rate                  Interest Reset Period: Daily

[_]         LIBOR Reuters                  Interest Payment Date(s): *

[_]         LIBOR Telerate

[_]         Prime Rate                     Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: **

Index Maturity:  N/A

Spread (plus or minus): +0.21%
---------------------------------------

*        On the 22nd of each September, December, March and June.

** The Federal Funds Rate on June 19, 1998 plus 21 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.